NEITHER  THIS  SECURITY  NOR  THE  SECURITIES  AS  TO  WHICH  THIS  SECURITY  MAY  BE  EXERCISED

HAVE  BEEN  REGISTERED  WITH  THE  SECURITIES  AND  EXCHANGE  COMMISSION  OR  THE  SECURITIES

COMMISSION  OF ANY  STATE  IN  RELIANCE  UPON  AN  EXEMPTION  FROM REGISTRATION  UNDER  THE

SECURITIES ACT OF 1933, AS AMENDED  (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE

OFFERED  OR  SOLD  EXCEPT  PURSUANT  TO  AN  EFFECTIVE  REGISTRATION  STATEMENT  UNDER  THE

SECURITIES  ACT  OR  PURSUANT  TO  AN  AVAILABLE  EXEMPTION  FROM,  OR  IN  A  TRANSACTION  NOT

SUBJECT  TO,  THE  REGISTRATION  REQUIREMENTS  OF  THE  SECURITIES  ACT  AND  IN  ACCORDANCE

WITH  APPLICABLE  STATE  SECURITIES  LAWS  AS  EVIDENCED  BY  A  LEGAL  OPINION  OF  COUNSEL  TO

THE   TRANSFEROR   TO   SUCH   EFFECT,   THE   SUBSTANCE   OF   WHICH   SHALL   BE   REASONABLY

ACCEPTABLE  TO  THE  COMPANY.   THIS  SECURITY  AND  THE  SECURITIES  ISSUABLE  UPON  EXERCISE

OF  THIS  SECURITY  MAY  BE  PLEDGED  IN  CONNECTION  WITH  A  BONA  FIDE  MARGIN  ACCOUNT  OR

OTHER LOAN SECURED BY SUCH SECURITIES.

COMMON STOCK PURCHASE WARRANT

PARALLAX HEALTH SCIENCES, INC.

Warrant Shares: 300,000

Date of Issuance:  November 14, 2018 (“Issuance Date”)

This  COMMON  STOCK  PURCHASE  WARRANT  (the  “Warrant”)  certifies  that,  for  value  received  (in

connection  with  the  issuance  of  the  $125,000.00  convertible  debenture  to  Peak  One  Opportunity  Fund,   L.P.,  a

Delaware limited partnership (the “Fund”) on or around November 14, 2018 (the “Debenture”), Peak One Investments,

LLC,  a  Delaware  limited  liability  company  (including  any  permitted  and  registered  assigns, the “Holder”),  is  entitled,

upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date of issuance hereof, to purchase from Parallax Health Sciences, Inc., a Nevada corporation (the “Company”), up to 300,000 shares of Common Stock (as defined below) (the “Warrant Shares”) (whereby such number may be adjusted from  time  to  time  pursuant  to  the  terms  and  conditions  of  this  Warrant)  at  the  Exercise  Price  per  share  then  in  effect.

This  Warrant  is  issued  by  the  Company  as  of  the  date  hereof  in  connection  with  that  certain  securities  purchase agreement dated November 14, 2018, by and among the Company and the Fund (the “Purchase Agreement”).

Capitalized  terms  used  in  this  Warrant  shall  have  the  meanings  set  forth  in  the  Purchase  Agreement  unless otherwise defined in the body of this Warrant or in Section 12 below.  For purposes of this Warrant, the term “Exercise

Price”  shall  mean  $0.15,  subject  to  adjustment  as  provided  herein  (including  but  not  limited  to  cashless  exercise),  and the  term “Exercise  Period”  shall  mean  the  period  commencing  on  the  Issuance  Date  and  ending  on  5:00  p.m.  eastern standard time on the five-year anniversary thereof.

1.

EXERCISE OF WARRANT.

(a)

Mechanics  of  Exercise.   Subject  to  the  terms  and  conditions  hereof,  the  rights  represented  by this  Warrant  may  be  exercised  in  whole  or  in  part  at  any  time  or  times  during  the  Exercise  Period  by  delivery  of  a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this

Warrant.   The  Holder  shall  not  be  required  to  deliver  the  original  Warrant  in  order  to  effect  an  exercise  hereunder.

Partial  exercises  of  this  Warrant  resulting  in  purchases  of  a  portion  of  the  total  number  of  Warrant  Shares  available hereunder  shall  have  the  effect  of  lowering  the  outstanding  number  of  Warrant  Shares  purchasable  hereunder  in  an amount equal to the applicable number of Warrant Shares purchased.  On or before the third Trading Day (the “Warrant

Share  Delivery  Date”)  following  the  date  on  which  the  Company  shall  have  received  the  Exercise  Notice,  and  upon receipt  by the  Company of  payment  to  the  Company of  an  amount  equal  to the  applicable  Exercise Price  multiplied  by the  number  of  Warrant  Shares  as  to  which  all  or  a  portion  of  this  Warrant  is  being  exercised  (the  “Aggregate  Exercise

Price”  and  together  with  the  Exercise  Notice,  the  “Exercise  Delivery  Documents”)  in  cash  or  by  wire  transfer  of immediately  available  funds  (or  by  cashless  exercise,  in  which  case  there  shall  be  no  Aggregate  Exercise  Price provided),  the  Company  shall  (or  direct  its  transfer  agent  to)  issue  and  dispatch  by  overnight  courier  to  the  address  as specified  in  the  Exercise  Notice,  a  certificate,  registered  in  the  Company’s  share  register  in  the  name  of  the  Holder  or its  designee,  for  the  number  of  shares  of  Common  Stock  to  which  the  Holder  is  entitled  pursuant  to  such  exercise.

Upon  delivery  of  the  Exercise  Delivery  Documents,  the  Holder  shall  be  deemed  for  all  corporate  purposes  to  have become  the  holder  of  record  of  the  Warrant  Shares  with  respect  to  which  this  Warrant  has  been  exercised,  irrespective

of  the  date  of  delivery  of  the  certificates  evidencing  such  Warrant  Shares.   If  this  Warrant  is  submitted  in  connection

with  any exercise  and  the  number  of  Warrant  Shares  represented  by this  Warrant  submitted  for  exercise  is  greater  than the  number  of  Warrant  Shares  being  acquired  upon  an  exercise,  then  the  Company  shall  as  soon  as  practicable  and  in no  event  later  than  three  Business  Days  after  any exercise  and  at  its  own  expense,  issue  a  new  Warrant  (in  accordance with Section 6) representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised.

If  the  Company  fails  to  cause  its  transfer  agent  to  transmit  to  the  Holder  the  respective  shares  of  Common

Stock  by  the  respective  Warrant  Share  Delivery  Date,  then  the  Holder  will  have  the  right  to  rescind  such  exercise  in

Holder’s sole discretion, and such failure shall be deemed an event of default under the Debenture.

If  the  Market  Price  of  one  share  of  Common  Stock  is  greater  than  the  Exercise  Price,  the  Holder  may elect  to receive  Warrant  Shares  pursuant  to  a  cashless  exercise,  in  lieu  of  a  cash  exercise,  equal  to  the  value  of  this  Warrant

determined  in  the   manner  described  below  (or  of  any  portion  thereof  remaining  unexercised)  by  surrender  of  this

Warrant  and  a  Notice  of  Exercise,  in  which  event  the  Company  shall  issue  to  Holder  a  number  of  Common  Stock computed using the  following formula:

X =  Y (A-B)

A

Where   X  =

the number of Shares to  be issued  to Holder.

Y =

the number of  Warrant Shares that the Holder elects to purchase under this  Warrant

(at the  date  of such calculation).

A =

the Market Price (at the date of such calculation).

B =

Exercise Price  (as adjusted  to  the date of such calculation).

(b)

No  Fractional  Shares.   No  fractional  shares  shall  be  issued  upon  the  exercise  of  this  Warrant as a consequence of any adjustment pursuant hereto.  All Warrant Shares (including fractions) issuable upon exercise of this  Warrant  may  be  aggregated  for  purposes  of  determining  whether  the  exercise  would  result  in  the  issuance  of  any fractional share.  If, after aggregation, the exercise would result in the issuance of a fractional share, the Company shall,

in  lieu  of  issuance of  any fractional  share, pay the  Holder otherwise  entitled  to  such fraction  a  sum in  cash equal to  the product resulting from multiplying the then-current fair market value of a Warrant Share by such fraction.

(c)

Holder’s  Exercise  Limitations.   The  Company  shall  not  effect  any  exercise  of  this  Warrant,

and  a  Holder  shall  not  have  the  right  to  exercise  any  portion  of  this  Warrant,  to  the  extent  that  after  giving  effect  to issuance  of  Warrant  Shares  upon  exercise  as  set  forth  on  the  applicable  Notice  of  Exercise,  the  Holder  (together  with the  Holder’s  Affiliates,  and  any  other  persons  acting  as  a  group  together  with  the  Holder  or  any  of  the  Holder’s

Affiliates),  would  beneficially  own  in  excess  of  the  Beneficial  Ownership  Limitation,  as  defined  below.   For  purposes

of  the  foregoing  sentence,  the  number  of  shares  of  Common  Stock  beneficially owned  by  the  Holder  and  its  Affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination  is  being  made,  but  shall  exclude  the  number  of  shares  of  Common  Stock  which  would  be  issuable  upon

(i)  exercise  of  the  remaining,  non-exercised  portion  of  this  Warrant  beneficially  owned  by  the  Holder  or  any  of  its

Affiliates  and  (ii)  exercise  or  conversion  of  the  unexercised  or  non-converted  portion  of  any  other  securities  of  the

Company (including without  limitation any other   Common Stock Equivalents) subject to a limitation on conversion or

exercise  analogous  to  the  limitation  contained  herein  beneficially owned  by the  Holder  or  any of  its  Affiliates.   Except

as  set  forth  in  the  preceding  sentence,  for  purposes  of  this  paragraph  (d),  beneficial  ownership  shall  be  calculated  in accordance  with  Section  13(d)  of  the  Exchange  Act,  it  being  acknowledged  by  the  Holder  that  the  Company  is  not representing  to  the  Holder  that  such  calculation  is  in  compliance  with  Section  13(d)  of  the  Exchange  Act  and  the

Holder  is  solely  responsible  for  any  schedules  required  to  be  filed  in  accordance  therewith.     To  the  extent  that  the

limitation  contained  in  this  paragraph  applies,  the  determination  of  whether  this  Warrant  is  exercisable  (in  relation  to other  securities  owned  by  the  Holder  together  with  any  affiliates)  and  of  which  portion  of  this  Warrant  is  exercisable shall  be  in  the  sole  discretion  of  the  Holder,  and  the  submission  of  a  Notice  of  Exercise  shall  be  deemed  to  be  the

Holder’s  determination  of  whether  this  Warrant  is  exercisable  (in  relation  to  other  securities  owned  by  the  Holder together  with  any Affiliates)  and  of  which  portion  of  this  Warrant  is  exercisable,  in  each  case  subject  to  the  Beneficial

Ownership   Limitation,   and   the   Company   shall   have   no   obligation   to   verify   or   confirm   the   accuracy   of   such

determination.

For  purposes  of  this  paragraph,  in  determining  the  number  of  outstanding  shares  of  Common  Stock,  a  Holder may  rely  on  the  number  of  outstanding  shares  of  Common  Stock  as  reflected  in  (A)  the  Company’s  most  recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the

Company or (C) a more recent written notice by the Company or its transfer agent setting forth the number of shares of

Common Stock outstanding.  Upon the request of a Holder, the Company shall within two Trading Days confirm to the

Holder  the  number  of  shares  of  Common  Stock  then  outstanding.   In  any  case,  the  number  of  outstanding  shares  of

Common  Stock  shall  be  determined  after  giving  effect  to  the  conversion  or  exercise  of  securities  of  the  Company,

including  this  Warrant,  by  the  Holder  or  its  affiliates  since  the  date  as  of  which  such  number  of  outstanding  shares  of

Common  Stock  was  reported.   The  “Beneficial  Ownership  Limitation”  shall  be  4.99%  of  the  number  of  shares  of  the

Common  Stock  outstanding  immediately  after  giving  effect  to  the  issuance  of  shares  of  Common  Stock  issuable  upon exercise of this Warrant.  Upon no fewer than 61 days’ prior notice to the Company, a Holder may increase or decrease the Beneficial Ownership Limitation provisions of this paragraph, provided that the Beneficial Ownership Limitation in no  event  exceeds  9.99%  of  the  number  of  shares  of  the  Common  Stock  outstanding  immediately  after  giving  effect  to the  issuance  of  shares  of  Common  Stock  upon  exercise  of  this  Warrant  held  by  the  Holder  and  the  provisions  of  this

paragraph  shall  continue  to  apply.   Any  such  increase  or  decrease  will  not  be  effective  until  the  61st  day  after  such notice is delivered to the Company and shall only apply to such Holder and no other Holder.  The limitations contained in this paragraph shall apply to a successor Holder of this Warrant.

2.

ADJUSTMENTS.   The  Exercise  Price  and  the  number  of  Warrant  Shares  shall  be  adjusted  from  time to time as follows:

(a)

Distribution   of   Assets.     If   the   Company   shall   declare   or   make   any   dividend   or   other

distribution  of  its  assets  (or  rights  to  acquire  its  assets)  to  holders  of  shares  of  Common  Stock,  by  way  of  return  of capital or otherwise  (including without limitation any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement or other similar transaction) (a “Distribution”),

at any time after the issuance of this Warrant, then, in each such case:

(i)

any  Exercise  Price  in  effect  immediately  prior  to  the  close  of  business  on  the  record date fixed for the determination of holders of shares of Common Stock entitled to receive the Distribution shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such

Exercise  Price  by  a  fraction  (i)  the  numerator  of  which  shall  be  the  Closing  Sale  Price  of  the  shares  of

Common   Stock   on   the   Trading   Day   immediately   preceding   such   record   date   minus   the   value   of   the

Distribution  (as  determined  in  good  faith  by  the  Company’s  Board  of  Directors)  applicable  to  one  share  of

Common  Stock,  and  (ii)  the  denominator  of  which  shall  be  the  Closing  Sale  Price  of  the  shares  of  Common

Stock on the Trading Day immediately preceding such record date; and

(ii)

the  number  of  Warrant  Shares  shall  be  increased  to  a  number  of  shares  equal  to  the number  of  shares  of  Common  Stock  obtainable  immediately  prior  to  the  close  of  business  on  the  record  date

fixed  for  the  determination  of  holders  of  shares  of  Common  Stock  entitled  to   receive  the  Distribution

multiplied  by  the  reciprocal  of  the  fraction  set  forth  in  the  immediately  preceding  clause  (i);  provided,

however,  that  in  the  event  that  the  Distribution  is  of  shares  of  common  stock  of  a  company  (other  than  the

Company)  whose  common  stock  is  traded  on  a  national  securities  exchange  or  a  national  automated  quotation system  (“Other  Shares  of  Common  Stock”),  then  the  Holder  may  elect  to  receive  a  warrant  to  purchase  Other

Shares  of  Common  Stock  in  lieu  of  an  increase  in  the  number  of  Warrant  Shares,  the  terms  of  which  shall  be identical  to  those  of  this  Warrant,  except  that  such  warrant  shall  be  exercisable  into  the  number  of  shares  of

Other  Shares  of  Common  Stock  that  would  have  been  payable  to  the  Holder  pursuant  to  the  Distribution  had the  Holder  exercised  this  Warrant  immediately  prior  to  such  record  date  and  with  an  aggregate  exercise  price equal  to  the  product  of  the  amount  by  which  the  exercise  price  of  this  Warrant  was  decreased  with  respect  to the  Distribution  pursuant  to  the  terms  of  the  immediately  preceding  clause  (i)  and  the  number  of  Warrant

Shares calculated in accordance with the first part of this clause (ii).

(iii)

For  the  avoidance  of  doubt,  no  adjustment  shall  occur  when  shares  of  outstanding

Common  Stock  are  merged  proportionally  across  all  stockholders  to  form  a  smaller  number  of  outstanding shares of Common Stock.

(b)

Anti-Dilution  Adjustments  to  Exercise  Price.   If  the  Company  or  any  Subsidiary  thereof,  as

applicable,  at any time  while  this  Warrant is  outstanding, shall  sell  or grant  any option  to  purchase, or sell  or  grant  any right  to  reprice,  or  otherwise  dispose  of  or  issue  (or  announce  any  offer,  sale,  grant  or  any  option  to  purchase  or  other disposition)  any  Common  Stock  or  securities  entitling  any  person  or  entity  to  acquire  shares  of  Common  Stock  (upon conversion,  exercise  or  otherwise)  (including  but  not  limited  to  under  the  Debenture),  at  an  effective  price  per  share less  than  the  then  Exercise Price  (such  lower  price,  the  “Base  Share Price”  and  such issuances  collectively,  a  “Dilutive

Issuance”)  (if  the  holder  of  the  Common  Stock  or  Common  Stock  Equivalents  so  issued  shall  at  any  time,  whether  by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise,

or  due to  warrants,  options  or  rights  per  share which  are issued  in  connection with  such  issuance, be entitled  to  receive shares  of  Common  Stock  at  an  effective  price  per  share  which  is  less  than  the  Exercise  Price,  such  issuance  shall  be deemed to have occurred for less than the Exercise Price on such date of the Dilutive Issuance), then the Exercise Price shall be reduced at the option of the Holder and only reduced to equal the Base Share Price, and the number of Warrant

Shares issuable hereunder shall be increased such that the aggregate Exercise Price payable hereunder, after taking into account  the  decrease  in  the  Exercise  Price,  shall  be  equal  to  the  aggregate  Exercise  Price  prior  to  such  adjustment.

Such  adjustment  shall  be  made  whenever  such  Common  Stock  or  Common  Stock  Equivalents  are  issued.    The

Company  shall  notify  the  Holder  in  writing,  no  later  than  the  Trading  Day  following  the  issuance  of  any  Common

Stock  or  Common  Stock  Equivalents  subject  to  this  Section  2(b),  indicating  therein  the  applicable  issuance  price,  or applicable  reset  price,  exchange  price,  conversion  price  and  other  pricing  terms  (such  notice  the  “Dilutive  Issuance

Notice”).   For  purposes  of  clarification,  whether  or  not  the  Company  provides  a  Dilutive  Issuance  Notice  pursuant  to this  Section  2(b),  upon  the  occurrence  of  any  Dilutive  Issuance,  after  the  date  of  such  Dilutive  Issuance  the  Holder  is entitled  to  receive  a  number  of  Warrant  Shares  based  upon  the  Base  Share  Price  regardless  of  whether  the  Holder accurately refers to the Base Share Price in the Notice of Exercise.

3.

FUNDAMENTAL  TRANSACTIONS.    If,  at  any  time  while  this  Warrant  is  outstanding,  (i)  the

Company  effects  any  merger  of  the  Company  with  or  into  another  entity  and  the  Company  is  not  the  surviving  entity

(such  surviving  entity,  the  “Successor  Entity”),  (ii)  the  Company effects  any sale  of  all  or  substantially all  of  its  assets in  one  or  a  series  of  related  transactions,  (iii)  any  tender  offer  or  exchange  offer  (whether  by  the  Company  or  by another individual or entity,  and approved by the Company) is completed pursuant to  which holders of Common  Stock are permitted to tender or exchange their shares of Common Stock for other securities, cash or property and the holders of  at  least  50%  of  the  Common  Stock  accept  such  offer,  or  (iv)  the  Company  effects  any  reclassification  of  the

Common  Stock  or  any compulsory share  exchange  pursuant  to  which  the  Common  Stock  is  effectively  converted  into or  exchanged  for  other  securities,  cash  or  property  (other  than  as  a  result  of  a  subdivision  or  combination  of  shares  of

Common  Stock)  (in  any such  case, a  “Fundamental  Transaction”),  then, upon any subsequent  exercise  of  this Warrant,

the  Holder  shall  have  the  right  to  receive  the  number  of  shares  of  Common  Stock  of  the  Successor  Entity  or  of  the

Company  and  any  additional  consideration  (the  “Alternate  Consideration”)  receivable  upon  or  as  a  result  of  such reorganization,  reclassification,  merger,  consolidation  or  disposition  of  assets  by  a  holder  of  the  number  of  shares  of

Common  Stock  for  which  this  Warrant  is  exercisable  immediately  prior  to  such  event  (disregarding  any  limitation  on

exercise  contained  herein  solely  for  the  purpose  of  such  determination).    For  purposes  of  any  such  exercise,  the

determination  of  the  Exercise  Price  shall  be  appropriately  adjusted  to  apply  to  such  Alternate  Consideration  based  on the  amount  of  Alternate  Consideration  issuable  in  respect  of  one  share  of  Common  Stock  in  such  Fundamental

Transaction,  and  the  Company  shall  apportion  the  Exercise  Price  among  the  Alternate  Consideration  in  a  reasonable manner reflecting the relative value of any different components of the Alternate Consideration.  If holders of Common

Stock  are  given  any choice  as  to  the  securities,  cash  or  property to  be  received  in  a  Fundamental  Transaction,  then  the

Holder  shall  be  given  the  same  choice  as  to  the  Alternate  Consideration  it  receives  upon  any  exercise  of  this  Warrant

following   such   Fundamental   Transaction.     To   the   extent   necessary   to   effectuate   the   foregoing   provisions,   any

Successor Entity in such Fundamental Transaction shall issue to the Holder a new warrant consistent with the foregoing provisions and evidencing the Holder’s right to exercise such warrant into Alternate Consideration.

4.

NON-CIRCUMVENTION.   The Company covenants  and  agrees  that it  will  not,  by amendment  of  its certificate  of  incorporation,  bylaws  or  through  any  reorganization,  transfer  of  assets,  consolidation,  merger,  scheme  of arrangement,  dissolution,  issue  or  sale  of  securities,  or  any  other  voluntary  action,  avoid  or  seek  to  avoid  the observance  or  performance  of  any  of  the  terms  of  this  Warrant,  and  will  at  all  times  in  good  faith  carry  out  all  the

provisions  of  this  Warrant  and  take  all  action  as  may  be  required  to  protect  the  rights  of  the  Holder.   Without  limiting

the  generality  of  the  foregoing,  the  Company  (i)  shall  not  increase  the  par  value  of  any  shares  of  Common  Stock receivable  upon  the  exercise  of  this  Warrant  above  the  Exercise  Price  then  in  effect,  (ii)  shall  take  all  such  actions  as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares  of  Common  Stock  upon  the  exercise  of  this  Warrant,  and  (iii)  shall,  for  so  long  as  this  Warrant  is  outstanding,

have  authorized  and  reserved,  free  from  preemptive  rights,  ten  (10)  times  the  number  of  shares  of  Common  Stock  into which  the  Warrants  are  then  exercisable  into  to  provide  for  the  exercise  of  the  rights  represented  by  this  Warrant

(without regard to any limitations on exercise).

5.

WARRANT   HOLDER   NOT   DEEMED   A   STOCKHOLDER.     Except   as   otherwise   specifically

provided  herein,  this  Warrant,  in  and  of  itself,  shall  not  entitle  the  Holder  to  any  voting  rights  or  other  rights  as  a

stockholder  of  the  Company.    In  addition,  nothing  contained  in  this  Warrant  shall  be  construed  as  imposing  any liabilities  on  the  Holder  to  purchase  any  securities  (upon  exercise  of  this  Warrant  or  otherwise)  or  as  a  stockholder  of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

6.

REISSUANCE.

(a)

Lost,  Stolen  or  Mutilated  Warrant.   If  this  Warrant  is  lost,  stolen,  mutilated  or  destroyed,  the

Company  will,  on  such  terms  as  to  indemnity  or  otherwise  as  it  may  reasonably  impose  (which  shall,  in  the  case  of  a mutilated  Warrant,  include  the  surrender  thereof),  issue  a  new  Warrant  of  like  denomination  and  tenor  as  this  Warrant so lost, stolen, mutilated or destroyed.

(b)

Issuance  of  New  Warrants.    Whenever  the  Company  is  required  to  issue  a  new  Warrant pursuant  to  the  terms  of  this  Warrant,  such  new  Warrant  shall  be  of  like  tenor  with  this  Warrant,  and  shall  have  an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date.

7.

TRANSFER.

(a)

Notice   of   Transfer.     The  Holder   agrees   to   give   written   notice   to   the   Company  before

transferring  this  Warrant  or  transferring  any Warrant  Shares  of  such  Holder’s  intention  to  do  so,  describing  briefly  the

manner  of  any  proposed  transfer.    Promptly  upon  receiving  such  written  notice,  the  Company  shall  present  copies

thereof to the Company’s counsel.   If the proposed transfer may be effected without registration or qualification (under any  federal  or  state  securities  laws),  the  Company,  as  promptly  as  practicable,  shall  notify  the  Holder  thereof,

whereupon  the  Holder  shall  be  entitled  to  transfer  this  Warrant  or  to  dispose  of  Warrant  Shares  received  upon  the previous  exercise  of  this  Warrant,  all  in  accordance  with  the  terms  of  the  notice  delivered  by  the  Holder  to  the

Company;  provided,  however,  that  an  appropriate  legend  may  be  endorsed  on  this  Warrant  or  the  certificates  for  such

Warrant  Shares  respecting  restrictions  upon  transfer  thereof  necessary  or  advisable  in  the  opinion  of  counsel  and satisfactory to  the  Company to  prevent  further  transfers  which  would  be  in  violation  of  Section  5  of  the  Securities  Act and  applicable  state  securities  laws;  and  provided  further  that  the  prospective  transferee  or  purchaser  shall  execute  the

Assignment  of  Warrant  attached  hereto  as  Exhibit  B  and  such  other  documents  and  make  such  representations,

warranties,  and  agreements  as  may  be  required  solely  to  comply  with  the  exemptions  relied  upon  by  the  Company  for the transfer or disposition of the Warrant or Warrant Shares.

(b)

If the proposed transfer or disposition of this Warrant or such Warrant Shares described in the written  notice  given  pursuant  to  this  Section  7  may not  be  effected  without  registration  or  qualification  of  this  Warrant or  such  Warrant  Shares,  the Holder  will  limit  its  activities  in  respect  to  such  transfer  or  disposition  as  are  permitted  by law.

(c)

Any transferee of all or a portion of this Warrant shall succeed to the rights and benefits of the initial Holder of this Warrant.

8.

NOTICES.   Whenever  notice  is  required  to  be  given  under  this  Warrant,  unless  otherwise  provided

herein,  such  notice  shall  be given  in  accordance  with  the  notice  provisions  contained  in  the  Purchase  Agreement.   The

Company  shall  provide  the  Holder  with  prompt  written  notice  (i) immediately  upon  any  adjustment  of  the  Exercise

Price,  setting  forth  in  reasonable  detail,  the  calculation  of  such  adjustment  and  (ii)  at  least  20  days  prior  to  the  date  on which  the  Company closes  its  books  or  takes  a  record  (A)  with  respect  to  any dividend  or  distribution  upon  the  shares of  Common  Stock,  (B)  with  respect  to  any  grants,  issuances  or  sales  of  any  stock  or  other  securities  directly  or indirectly convertible into or exercisable or exchangeable for shares of Common Stock or other property, pro rata to the holders of shares of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction,

dissolution  or  liquidation,  provided  in  each  case  that  such  information  shall  be  made  known  to  the  public  prior  to  or  in conjunction with such notice being provided to the Holder.

9.

AMENDMENT  AND  WAIVER.    The  terms  of  this  Warrant  may  be  amended  or  waived  (either generally  or  in  a  particular  instance  and  either  retroactively  or  prospectively)  only  with  the  written  consent  of  the

Company and the Holder.

10.

GOVERNING  LAW.   This  Warrant  shall  be  governed  by  and  construed  in  accordance  with  the  laws

of  the State  of Nevada without  regard to  principles of  conflicts  of  laws.   Any action brought by either  party against  the

other  concerning  the  transactions  contemplated  by  this  Warrant  shall  be  brought  only  in  the  state  courts  or  federal

courts  located  in  the  State  of  Florida,  County  of  Miami-Dade.   The  parties  to  this  Warrant  hereby  irrevocably  waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack

of   jurisdiction   or   venue   or   based   upon   forum   non   conveniens.     EACH   PARTY   HEREBY   IRREVOCABLY

WAIVES  ANY  RIGHT  IT  MAY  HAVE  TO,  AND  AGREES  NOT  TO  REQUEST,  A  JURY  TRIAL  FOR  THE

ADJUDICATION    OF    ANY    DISPUTE    HEREUNDER    OR    UNDER    ANY    OTHER    TRANSACTION

DOCUMENT ENTERED INTO IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT, ANY

OTHER   TRANSACTION   DOCUMENT   OR   ANY   TRANSACTION   CONTEMPLATED   HEREBY   OR

THEREBY.   The  prevailing  party  shall  be  entitled  to  recover  from  the  other  party  its  reasonable  attorney's  fees  and

costs.    In  the  event  that  any  provision  of  this  Warrant  or  any  other  agreement  delivered  in  connection  herewith  is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.  Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of

any other provision of any agreement.    Each party hereby irrevocably waives personal service of process and consents to  process  being  served  in  any  suit,  action  or  proceeding  in  connection  with  this  Agreement  or  any  other  Transaction

Document by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such  party  at  the  address  in  effect  for  notices  to  it  under  this  Agreement  and  agrees  that  such  service  shall  constitute

good  and  sufficient  service  of  process  and  notice  thereof.   Nothing  contained  herein  shall  be  deemed  to  limit  in  any way any right to serve process in any other manner permitted by law.

11.

ACCEPTANCE.   Receipt  of  this  Warrant  by the  Holder  shall  constitute  acceptance  of  and  agreement to all of the terms and conditions contained herein.

12.

CERTAIN   DEFINITIONS.     For   purposes   of   this   Warrant,   the   following   terms   shall   have   the

following meanings:

(a)

“Nasdaq” means www.Nasdaq.com.

(b)

“Closing Sale Price” means, for any security as  of any date, (i)  the last closing trade price for such  security  on  the  Principal  Market,  as  reported  by  Nasdaq,  or,  if  the  Principal  Market  begins  to  operate  on  an extended  hours  basis  and  does  not  designate  the  closing  trade  price,  then  the  last  trade  price  of  such  security  prior  to

4:00  p.m.,  New  York  time,  as  reported  by  Nasdaq,  or  (ii) if  the  foregoing  does  not  apply,  the  last  trade  price  of  such security in the over-the-counter market for such security as reported by Nasdaq, or (iii) if no last trade price is reported for  such  security  by  Nasdaq,  the  average  of  the  bid  and  ask  prices  of  any  market  makers  for  such  security  as  reported

by  the  OTC  Markets.   If  the  Closing  Sale  Price  cannot  be  calculated  for  a  security  on  a  particular  date  on  any  of  the foregoing  bases,  the  Closing  Sale  Price  of  such  security  on  such  date  shall  be  the  fair  market  value  as  mutually

determined  by  the  Company  and  the  Holder.    All  such  determinations  to  be  appropriately  adjusted  for  any  stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

(c)

“Common Stock” means the Company’s common stock, and any other class of securities into which such securities may hereafter be reclassified or changed.

(d)

“Common  Stock  Equivalents”  means  any  securities  of  the  Company  that  would  entitle  the holder  thereof  to  acquire  at  any  time  Common  Stock,  including  without  limitation  any  debt,  preferred  stock,  rights,

options,  warrants  or  other  instrument  that  is  at  any  time  convertible  into  or  exercisable  or  exchangeable  for,  or otherwise entitles the holder thereof to receive, Common Stock.

(e)

“Dilutive   Issuance”   is   any   issuance   of   Common   Stock   or   Common   Stock   Equivalents

described in Section 2(b) above; provided, however, that a Dilutive Issuance shall not include any Exempt Issuance.

(f)

“Exempt  Issuance”  means  the  issuance  of  (i)  shares  of  Common  Stock  or  options  to  officers or  directors  of  the  Company  pursuant  to  any  stock  or  option  plan  duly  adopted  by  a  majority  of  the  non-employee members  of  the  Board  of  Directors  of  the  Company  or  a  majority  of  the  members  of  a  committee  of  non-employee directors  established  for  such  purpose,  (ii)  securities  issued  pursuant  to  acquisitions  approved  by  a  majority  of  the disinterested  directors  of  the  Company,  and  (iii)  shares  of  Common  Stock  issued  pursuant  to  any real  property  leasing arrangement or financing from a national bank approved by the Board of Directors of the Company.

(g)

“Principal  Market”  means  the  primary  national  securities  exchange  on  which  the  Common

Stock is then traded.

(h)

“Market Price” means the highest traded price of the Common Stock during the thirty Trading

Days prior to the date of the respective Exercise Notice.

(i)

“Trading Day”  means  (i)  any day on  which  the  Common  Stock  is  listed  or  quoted  and  traded on  its  Principal  Market,  (ii)  if  the  Common  Stock  is  not  then  listed  or  quoted  and  traded  on  any  national  securities exchange,  then a day on  which  trading occurs on  any over-the-counter  markets,  or  (iii)  if  trading  does not  occur on  the over-the-counter markets, any Business Day.

*  *  *  *  *  *  *

IN  WITNESS  WHEREOF,  the  Company has  caused  this  Warrant  to  be  duly executed  as  of  the  Issuance  Date set forth above.

PARALLAX HEALTH SCIENCES, INC.

Name: Paul Arena

Title: Chief Executive Officer

EXHIBIT A

EXERCISE NOTICE

(To be executed by the registered holder to exercise this Common Stock Purchase Warrant)

THE  UNDERSIGNED  holder  hereby  exercises  the  right  to  purchase  _________________  of  the  shares  of

Common   Stock   (“Warrant   Shares”)   of   Parallax   Health   Sciences,   Inc.,   a   Nevada   corporation   (the   “Company”),

evidenced  by  the  attached  copy  of  the  Common  Stock  Purchase  Warrant  (the “Warrant”).    Capitalized  terms  used

herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1.    Form of Exercise Price.  The Holder intends that payment of the Exercise Price shall be made as (check one):

☐   a cash exercise with respect to _________________ Warrant Shares; or

☐  by cashless exercise pursuant to the Warrant.

2.    Payment  of  Exercise  Price.    If  cash  exercise  is  selected  above,  the  holder  shall  pay  the  applicable  Aggregate

Exercise Price in the sum of $___________________ to the Company in accordance with the terms of the Warrant.

3.    Delivery  of  Warrant  Shares.   The  Company  shall  deliver  to  the  holder  __________________  Warrant  Shares  in accordance with the terms of the Warrant.

Date:

(Print Name of Registered Holder)

By:

Name:

Title:

EXHIBIT B

ASSIGNMENT OF WARRANT

(To be signed only upon authorized transfer of the Warrant)

FOR VALUE RECEIVED,  the  undersigned  hereby  sells,  assigns,  and  transfers  unto  ____________________  the right  to  purchase  _______________  shares  of  common  stock  of  Parallax  Health  Sciences,  Inc.,  to  which  the  within

Common  Stock  Purchase  Warrant  relates  and  appoints  ____________________,  as  attorney-in-fact,  to  transfer  said right  on  the  books  of Parallax  Health  Sciences,  Inc.  with  full  power  of  substitution  and  re-substitution  in  the  premises.

By  accepting  such  transfer,  the  transferee  has  agreed  to  be  bound  in  all  respects  by  the  terms  and  conditions  of  the within Warrant.

Dated:  __________________

(Signature) *

(Name)

(Address)

(Social Security or Tax Identification No.)

*  The  signature  on  this  Assignment  of  Warrant  must  correspond  to  the  name  as  written  upon  the  face  of  the  Common

Stock Purchase Warrant in every particular without alteration or enlargement or any change whatsoever.  When signing on  behalf  of  a  corporation,  partnership,  trust  or  other  entity,  please  indicate  your  position(s)  and  title(s)  with  such entity.